                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Audiovox Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             Strayer Education, Inc.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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

                           [AUDIOVOX CORPORATION LOGO]



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 24, 2003


To our Shareholders:


     The 2003 annual meeting of shareholders of Audiovox Corporation will be held on July 24, 2003, at the Sheraton Smithtown, the Seminar Room, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 at 10 a.m. At the meeting, you will be asked to vote on the following matters:


      1. The election to our Board of ten Directors;


      2. Any other matters that may properly come before the meeting.


     If you were a shareholder of record at the close of business on June 10, 2003 you are entitled to vote at the meeting or at any adjournment of the meeting. This notice and proxy statement are first being mailed to shareholders on or about June 24, 2003. Please follow the instructions on the enclosed Proxy Card to vote either by mail, telephone or electronically via the Internet.


     A copy of the Annual Report for the year ended November 30, 2002 is also enclosed.



                                        By order of the Board of Directors,




                                        CHRIS LIS JOHNSON,
                                        Secretary


Dated: Hauppauge, New York
       June 23, 2003

                             AUDIOVOX CORPORATION
                             150 MARCUS BOULEVARD
                           HAUPPAUGE, NEW YORK 11788


                        ANNUAL MEETING OF SHAREHOLDERS
                            THURSDAY, JULY 24, 2003
                                PROXY STATEMENT


     The annual meeting of shareholders will be held on Thursday, July 24, 2003 at the Sheraton Smithtown, the Seminar Room, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments of the meeting.


                                  THE MEETING


     At the meeting, you will be voting on the election of ten directors.


     Our management will also report on our performance during fiscal 2002 and will be available to answer your questions.


     You may vote if you owned stock as of the close of business on June 10, 2003. On June 10, 2003 there were 20,651,374 shares of Class A common stock and 2,260,954 shares of Class B common stock issued and outstanding. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.


     You can vote: by attending the meeting; by completing, signing and mailing the enclosed proxy; by telephone or electronically via the Internet. The deadline for voting by telephone or electronically is 11:59 p.m. on July 23, 2003. You may change your vote at any time before the meeting by voting another proxy with a later date and returning it to us prior to the meeting or by attending and voting at the meeting. Any proxy that is signed and returned to us without voting instructions will be voted for the election of the nominated directors.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS


NOMINEES FOR ELECTION OF DIRECTORS

     Each of the nominees for director named below, has continuously served as a director since the year indicated. The directors will hold office until the next annual meeting of Shareholders and until their successors are elected and qualified. The Class A Directors are elected by the Class A Shareholders voting separately as a class. The joint directors are elected by the Class A and Class B Shareholders voting together, with the Class B Shareholders entitled to 10 votes per share and the Class A Shareholders entitled to one vote per share.

     If any nominee becomes unable or unwilling to accept nomination or election, the proxies will be voted for another person designated by the Board of Directors. The management has no reason to believe that any of said nominees will be unable or unwilling to serve if elected to office.

     The following persons have been nominated and are proposed to be elected:




                                                                      DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                 AGE      SINCE
-----------------------------                                -----   ---------
CLASS A DIRECTORS
Paul C. Kreuch, Jr.*
 Managing Director, WJM Associates, Inc. ...................   64      1997
Dennis F. McManus*
 V.P.-New Product Marketing, LSSI Corporation ..............   52      1998
Irving Halevy *
 Retired Professor and Arbitrator ..........................   86      2001
Peter A. Lesser
 President, X-10 (USA) Inc .................................   67         --
JOINT DIRECTORS
John J. Shalam
 President and Chief Executive Officer .....................   69      1960
Philip Christopher
 Executive Vice President ..................................   54      1973
Charles M. Stoehr
 Senior Vice President and Chief Financial Officer .........   57      1987
Patrick M. Lavelle
 Senior Vice President .....................................   51      1993
Ann M. Boutcher
 Vice President ............................................   52      1995
Richard Maddia
 Vice President ............................................   44      1996

----------
*     Member of the Audit and Compensation Committees

     Paul C. Kreuch, Jr. was elected to the Board of Directors in February 1997. Mr. Kreuch is a Managing Director of WJM Associates, Inc., a leading executive development firm. Prior career responsibilities include Executive Vice President of Natwest Bank, N.A. from 1993 to 1996, and before that, President of National Westminster Bank, USA.

     Dennis F. McManus was elected to the Board of Directors in March 1998. Mr. McManus is currently the Vice President, New Product Marketing at LSSI Corporation. Prior to that Mr. McManus was self-employed as a telecommunications consultant. Before that, he was employed by NYNEX Corp. for over 27 years, most recently as a Senior Vice President and Managing Director. Mr. McManus held this position from 1991 through December 31, 1997.

     Irving Halevy served on the Board of Directors from 1987 to 1997 and was re-elected to the Board of Directors in 2001. Mr. Halevy is a retired professor of Industrial Relations and Management at Fairleigh Dickinson University where he taught from 1952 to 1986. He was also a panel member of the Federal Mediation and Conciliation Service.


     Peter A. Lesser is nominated for election as a Class A director to hold office until our annual meeting of stockholders in 2004. Mr. Lesser is the President of X-10 (USA) Inc., a wholesaler of electronic home control and security systems. Mr. Lesser is the founder of and has also served as a director and been stockholder of X-10 Limited, the Hong Kong parent company of X-10 (USA) Inc. since 1979. He is a Member-at-Large of the Executive Board of the Consumer Electronics Association. From 1997 through 1999 Mr. Lesser served as the President of the Security Industry Association and currently serves as a member of its Board of Directors.


     John J. Shalam has served as President, Chief Executive Officer and as Director of Audiovox or its predecessor since 1960. Mr. Shalam also serves as President and a Director of most of Audiovox's operating subsidiaries. Mr. Shalam is on the Board of Directors of the Electronics Industry Alliance.


     Philip Christopher, our Executive Vice President, has been with Audiovox since 1970 and has held his current position since 1983. Before 1983 he served as Senior Vice President of Audiovox. Mr. Christopher is also Chief Executive Officer of Audiovox's wireless subsidiary, Audiovox Communications Corp. From 1973 through 1987, he was a Director of our predecessor, Audiovox Corp. Mr. Christopher serves on the Executive Committee of the Cellular Telephone Industry Association.


     Charles M. Stoehr has been our Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of Audiovox since 1987. From 1979 through 1990 he was a Vice President of Audiovox.


     Patrick M. Lavelle has been a Vice President of the Company since 1980 and was appointed Senior Vice President in 1991. Mr. Lavelle is Chief Executive Officer and President of Audiovox's subsidiary, Audiovox Electronics Corporation. Mr. Lavelle is also a member of the Board of Directors and Executive Committee of the Consumer Electronics Association and serves as Chairman of its Mobile Electronics Division.


     Ann M. Boutcher has been the Company's Vice President of Marketing since 1984. Ms. Boutcher's responsibilities include the development and implementation of the Company's advertising, sales promotion and public relations programs. Ms. Boutcher was elected to the Board of Directors in 1995.



     Richard A. Maddia has been our Vice President of Information Systems since 1992. Prior thereto, Mr. Maddia was Assistant Vice President, MIS. Mr. Maddia's responsibilities include development and maintenance of information systems. Mr. Maddia was elected to the Board of Directors in 1996.


     MANAGEMENT RECOMMENDS VOTING "FOR" THE ELECTION OF KREUCH, MCMANUS, HALEVY, LESSER, SHALAM, CHRISTOPHER, STOEHR, LAVELLE, BOUTCHER AND MADDIA, AS DIRECTORS. UNLESS OTHERWISE DIRECTED BY A SHAREHOLDER, PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES.

                         SECURITIES BENEFICIALLY OWNED

ITEM 12 -- SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 30, 2003, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table below and (iii) all current directors and executive officers as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.


                                                                 SOLE VOTING OR      PERCENT OF
                                                                   INVESTMENT        OUTSTANDING
NAME AND ADDRESS (1)                                                POWER (2)          SHARES
--------------------                                           ------------------   ------------
John J. Shalam .............................................        4,590,577(3)        21.7%
Philip Christopher .........................................          983,474            4.6%
Patrick M. Lavelle .........................................          183,078             *
Charles M. Stoehr ..........................................          144,549             *
Richard Maddia .............................................           37,040             *
Ann M. Boutcher ............................................           16,323             *
Paul C. Kreuch, Jr .........................................           13,000             *
Dennis F. McManus ..........................................           11,000             *
Irving Halevy ..............................................           --                 *
Peter Lesser ...............................................           --                 *
All directors and officers as a group (10 persons) .........        5,979,041           26.8%

NAME AND ADDRESS OF OTHER 5% HOLDERS OF COMMON STOCK

Dimensional Fund Advisors, Inc. (4)
 1299 Ocean Ave, 11th Floor
 Santa Monica, CA 90401 ....................................        1,245,721            6.0%
Kahn Brothers & Co., Inc. (5)
 1299 Ocean Ave, 11th Floor
 Santa Monica, CA 90401 ....................................        1,340,265            6.5%

*     Represents less than 1%

(1) The address of each person, unless otherwise noted, is c/o Audiovox Corporation, 150 Marcus Blvd., Hauppauge, NY 11788. In presenting shares beneficially owned and in calculating each holder's percentage ownership, only options exercisable by that person within 60 days of February 1, 2003 and no options exercisable by any other person are deemed to be outstanding.

(2) The number of shares stated as "beneficially owned" includes stock options currently exercisable as follows: Mr. Shalam -- 525,000, Mr. Christopher -- 779,000, Mr. Lavelle -- 165,700, Mr. Stoehr -- 132,500,
      Mr. Maddia -- 32,000, Ms. Boutcher -- 11,000, Mr. Kreuch -- 11,000 and Mr. McManus -- 11,000.

(3) Includes 2,144,152 shares of Class B common stock held by Mr. Shalam that he may convert into Class A common stock at any time. Excludes 116,802 shares of Class B common stock and 2,002 shares of Class A common stock that are held in irrevocable trusts for the benefit of Mr. Shalam's three sons.

(4) Information reported is derived from a Schedule 13G dated February 3, 2003 of Dimensional Fund Advisors Inc. and filed with the Securities and Exchange Commission on February 11, 2003.


(5) Information reported is derived from a Schedule 13G of Kahn Brothers & Co., Inc. filed with the Securities and Exchange Commission on February 6, 2003.


     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market (the "Nasdaq"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2002.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


TRANSACTIONS WITH MANAGEMENT


     We lease some of our equipment, office, warehouse and distribution facilities from entities in which our executive officers own controlling interests. The following table identifies leases that result in payments in excess of $60,000 to any of the related entities.


        REAL PROPERTY                                                              RENT PAID DURING
          LOCATION             EXPIRATION DATE           OWNER OF PROPERTY         FISCAL YEAR 2002
          --------             ---------------           -----------------         ----------------
150 Marcus Blvd ............ November 30, 2008   150 Marcus Blvd. Realty LLC(1)        $530,000
 Hauppauge, NY
16808 Marquardt Avenue .....     June 30, 2008   Marquardt Associates(2)                563,399
 Cerritos, CA
555 Wireless Blvd ..........  December 1, 2026   Wireless Blvd. Realty LLC(3)           589,340
 Hauppauge, NY
110 Marcus Blvd ............      May 31, 2006   110 Marcus Blvd. Realty LLC(4)         113,220
 Hauppage, NY

        EQUIPMENT
        LOCATION
        --------
555 Wireless Blvd ..........    Month to Month   Wireless Blvd. Realty LLC(3)           410,640
 Hauppauge, NY

----------
(1) Property owned by 150 Marcus Blvd. Realty, LLC, a New York limited liability company, of which John J. Shalam owns 99% and Mr. Shalam's three sons own the remaining 1%.


(2) Property owned by Marquardt Associates, a California partnership, owned 60% by John J. Shalam and 40% by Ardama Capital LLC, a New York limited liability company owned by Mr. Shalam's three sons.


(3) Property owned or leased by Wireless Blvd. Realty, LLC, a New York limited liability company, owned 98% by the Shalam Long Term Trust, 2% by John J. Shalam. The Shalam Long Term Trust is a grantor trust of which Mr. Shalam is the Grantor and his three sons are the beneficiaries.


(4) Property owned by 110 Marcus Blvd. Realty, LLC, a New York limited liability company, of which John J. Shalam owns 1% and Mr. Shalam's three sons own the remaining 99%.


     We believe that the terms of each of the leases are no less favorable to us than those that could have been obtained from unaffiliated third parties. To the extent that conflicts of interest arise between us and such persons in the future, such conflicts will be resolved by a committee of disinterested directors.

INDEBTEDNESS OF MANAGEMENT


     From December 1, 2001 through June 21, 2002, Philip Christopher, Director and Executive Vice President of Audiovox, was indebted to Audiovox for $650,954. On June 21, 2002 Mr. Christopher paid the debt in full. In addition, as of February 28, 2002, Mr. Christopher was also indebted to Audiovox for $133,699 pursuant to an unsecured note which bears interest at the LIBOR rate plus 0.5% per annum.


THE BOARD OF DIRECTORS AND COMMITTEES


BOARD OF DIRECTORS


     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee but does not have a standing nominating committee. The Board of Directors held five meetings and acted by consent three times during the fiscal year ended November 30, 2002. All incumbent directors attended 75% or more of the aggregate number of Board and related committee meetings during the year. Directors who are not our employees receive an annual fee of $15,000 and a fee of $500 for each meeting attended.


EXECUTIVE COMMITTEE


     The Executive Committee which held no meetings during fiscal 2002, consisted of five members, namely, John J. Shalam, Philip Christopher, Charles
M. Stoehr, Paul C. Kreuch, Jr. and Dennis F. McManus. The primary function of the Executive Committee is to act upon matters when the Board is not in session. The Committee has full power and authority of the Board in the management and conduct of the business and affairs of the Company.


AUDIT COMMITTEE


     The Audit Committee, which held ten meetings in fiscal 2002, consists of three members, namely, Paul C. Kreuch, Jr., Dennis F. McManus and Irving Halevy. The Board of Directors has determined that each of the three members is independent and able to read and understand fundamental financial statements in accordance with the rules of the National Association of Securities Dealers ("NASD"). The Board of Directors has also determined that at least one member of the audit committee has past employment experience in finance or accounting. The functions of the Audit Committee are described below under the heading Audit Committee Report.


COMPENSATION COMMITTEE


     The Compensation Committee, which held five meetings and acted by consent once in fiscal 2002, consisted of three members, namely, Messrs. Kreuch, McManus and Halevy. The Compensation Committee recommends to the Board of Directors remuneration arrangements for senior management and the directors, approves and administers other compensation plans, including the profit sharing plan of the Company, in which officers, directors and employees participate.

                            AUDIT COMMITTEE REPORT


     The following Audit Committee Report, Compensation Committee Report on Executive Compensation and Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference therein.


                            AUDIT COMMITTEE REPORT


     The Audit Committee of the Board is responsible for providing independent, objective oversight of the quality and integrity of the Company's accounting and auditing functions, internal controls and financial reporting practices. The full responsibilities of the Audit Committee are set forth in its written charter which was approved by the Company's Board of Directors.


     In fulfillment of its responsibilities, the Audit Committee met with management and the Company's independent auditors, KPMG LLP, to review and discuss all financial statements included or to be included in the Company's quarterly and annual reports for the fiscal year ended November 30, 2002 (the "Financial Statements"). The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, received the written disclosure from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP that firm's independence.


     Finally, the Audit Committee continued to monitor the integrity of the Company's financial reporting processes and its internal procedures and controls.


     Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and KPMG LLP, the Audit Committee is satisfied that its responsibilities under the charter for the period ended November 30, 2002, were met and that the financial reporting processes of the Company are functioning efficiently.


                                              Members of the Audit Committee



                                              Paul C. Kreuch, Jr. (Chairman)
                                              Dennis F. McManus
                                              Irving Halevy

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


RESPONSIBILITIES OF THE COMMITTEE

     The Compensation Committee of the Board of Directors reviews and approves compensation for Audiovox's executive officers and oversees and administers Audiovox's stock option and restricted stock plans. The Compensation Committee recommends compensation for the Chief Executive Officer subject to the Board of Directors approval of such recommendations. The Chief Executive Officer submits recommended compensation levels for other executive officers of Audiovox to the Compensation Committee for its review and approval, subject to applicable employment agreements. Each member of the Compensation Committee is a non-employee Director of Audiovox. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2002.


WHAT IS AUDIOVOX'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

     Our compensation programs are designed to attract and retain talented executives and motivate them to achieve corporate and business objectives that will increase stockholder value. To attain both near and long term corporate goals, it is our policy to provide incentives to senior management and reward outstanding performance and contributions to Audiovox's businesses. Consequently, Audiovox's compensation program for its executives includes a competitive base salary, a performance-based annual bonus and stock-based compensation.

     This approach to executive compensation enables Audiovox to attract and retain executives of outstanding ability while ensuring that our executives' compensation advances the interests of our shareholders. Consequently, a large proportion of our executives' compensation, the annual bonus, is dependent in significant part on Audiovox's performance. Although Audiovox does not have employment agreements with any of its executive officers, Mr. Philip Christopher's compensation is governed by an employment agreement with Audiovox Communications Corp.


BASE SALARY

     Salaries for the executive officers are designed to attract and retain qualified and dedicated executive officers. Annually, the Committee reviews salary recommendations made by Audiovox's Chief Executive Officer, and evaluates individual responsibility levels, experience, performance and length of service. Base salaries for Audiovox's executive officers are fixed at levels commensurate with competitive amounts paid to senior executives with comparable qualifications at companies engaged in the same or similar businesses.


ANNUAL BONUS

     Bonus compensation provides Audiovox with a means of rewarding performance based upon attainment of corporate profitability during the fiscal year. For fiscal 2002, the Compensation Committee established bonus compensation formulas for its executives based upon the pre-tax earnings of the Company. The annual bonus paid to Mr. Lavelle is based upon the achievement of fiscal goals within Audiovox Electronics Corp. Mr. Christopher's annual bonus for fiscal 2002 was paid pursuant to his employment agreement.


STOCK OPTIONS

     During fiscal 2002, no stock options were granted to the Company's employees, including the Company's executive officers.


HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

     The Compensation Committee has fixed the base salary of the Chief Executive Officer based on competitive compensation data, the Committee's assessment of Mr. Shalam's past performance and its expectation as to his future contributions in guiding and directing Audiovox and its business. Mr. Shalam's bonus for fiscal 2002 was calculated on Audiovox's pre-income tax profit before extraordinary items, other non-recurring transactions and income taxes of the Company in accordance with Audiovox's Executive Officer Bonus Plan that was approved by the shareholders in 2000.


HOW IS AUDIOVOX ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?


     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to
Section 162(m) in a manner that satisfies those requirements.


     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.




                                         Members of the Compensation Committee




                                         PAUL C. KREUCH, JR.
                                         DENNIS F. MCMANUS
                                         IRVING HALEVY

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by each individual who served as the Company's Chief Executive Officer during fiscal 2002 and the four most highly compensated executive officers who were serving as such as of November 30, 2002 (collectively, the "Named Officers").


                          SUMMARY COMPENSATION TABLE


                                               ANNUAL COMPENSATION(1)
                                      ----------------------------------------
              NAME AND                                                             ALL OTHER
       PRINCIPAL POSITION(1)           YEAR        SALARY(2)         BONUS       COMPENSATION(3)
       ---------------------           ----        ---------         -----       ---------------
John J. Shalam,
 President and CEO ................    2002       $  450,677       $ 128,669         $11,025
                                       2001          450,000         122,000           9,185
                                       2000          450,000       1,273,000          16,616
Philip Christopher,
 Executive Vice President .........    2002          476,419(4)    1,800,000           2,762
                                       2001          450,000         117,000           8,234
                                       2000          450,000         897,000           8,721
Charles M. Stoehr,
 Senior Vice President and
 CFO ..............................    2002          326,418         242,890           4,253
                                       2001          325,000          41,000           8,234
                                       2000          325,000         449,000          10,902
Patrick M. Lavelle,
 Senior Vice President ............    2002          201,277       1,204,508           1,980
                                       2001          200,000         655,636           7,998
                                       2000          200,000         781,365           8,709
Richard A. Maddia,
 Vice President,
 Information Systems ..............    2002          176,209          37,500           1,213
                                       2001          175,000          65,000           7,409
                                       2000          150,500          52,500           8,313

----------
(1) No other annual compensation was paid and no restricted stock awards or options were granted to the named individuals in 2002, 2001 and 2000 and the "Other Annual Compensation", "Restricted Stock" and "Securities Underlying Options" columns have been omitted.

(2) For fiscal 2002, salary includes: for Mr. Shalam $677 in 401(k) Company matching contribution; for Mr. Christopher $1,419 in 401(k) Company matching contribution; for Mr. Stoehr $1,418 in 401(k) Company matching contribution; for Mr. Lavelle $1,277 in 401(k) Company matching contribution; and for Mr. Maddia $709 in 401(k) Company matching contribution.

(3) For fiscal 2002, this only includes executive life insurance premiums paid for the benefit of the named executive.

(4) Mr. Christopher's base salary for the first six (6) months of fiscal 2002 was $450,000. Effective May 29, 2002 Mr. Christopher's base salary was increased to $500,000 pursuant to an employment agreement (see discussion below under caption "Employment Agreements").

EMPLOYMENT AGREEMENTS


     Effective May 29, 2002, Audiovox Communications Corporation ("ACC") entered into an employment agreement with Philip Christopher (the "Agreement"). The Agreement, unless terminated earlier, shall continue until May 29, 2007 and thereafter shall automatically extend by consecutive twelve-month periods unless terminated by ACC on written notice.


     Pursuant to the Agreement, Mr. Christopher receives a base salary of $500,000, subject to annual Consumer Price Index increases, and an annual bonus equal to two (2%) percent of ACC's annual earnings before income taxes.


     The Agreement further provides for equity incentives, vesting of stock options, reimbursement of reasonable business expenses and use of an automobile. The Agreement also provided for a bonus pool of $3.2 million, of which Mr. Christopher received $1.8 million (see Bonus disclosure in Executive Compensation Table).


     In the event ACC terminates Mr. Christopher's employment without cause or if Mr. Christopher resigns his employment within ninety (90) days after: a significant adverse change in his authority and responsibilities; a reduction in his base salary; nonpayment of his bonus; material breach by ACC of any obligation under the agreement; or, a change in control where the successor entity fails to assume ACC's obligations under this Agreement, Mr. Christopher is entitled to receive a separation payment equal to his salary for the remainder of the contract term, plus an average annual bonus plus a cash payment of one million dollars. Mr. Christopher will not be entitled to a separation payment if his employment with ACC is terminated for any reason after the fifth anniversary of the effective date.


     The Agreement also contains non-competition and non-solicitation covenants that are effective for one year following termination of employment for any reason.


                   OPTION GRANTS IN LAST FISCAL YEAR (2002)


   No options were granted in the fiscal year ended November 30, 2002.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


     The following table sets forth information concerning option exercises in fiscal year 2002 and option holdings as of November 30, 2002 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.




                                                                    NUMBER OF SECURITIES
                                                                         UNDERLYING                VALUE* OF
                                SHARES ACQUIRED        VALUE             OPTIONS AT         IN-THE-MONEY OPTIONS AT
            NAME                  ON EXERCISE       REALIZED($)      NOVEMBER 30, 2002         NOVEMBER 30, 2002
            ----                ----------------   -------------   ---------------------   ------------------------
                                                                        EXERCISABLE/             EXERCISABLE/
                                                                       UNEXERCISABLE             UNEXERCISABLE
                                                                   ---------------------   ------------------------
John J. Shalam .............   --                  --                     525,000/0              $1,945,125/$0
Philip Christopher .........   --                  --                   1,011,000/0              $1,158,538/$0
Charles M. Stoehr ..........   --                  --                     172,500/0              $  193,538/$0
Patrick M. Lavelle .........   --                  --                     245,700/0              $  217,253/$0
Richard A. Maddia ..........   --                  --                      40,000/0              $   62,050/$0

----------
* Based on the fair market value of the Company's Common Stock at November 30, 2002 less the exercise price payable for such shares.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR




                            NUMBER OF SHARES,                   PERFORMANCE OR OTHER PERIOD
NAME                    UNITS OF OTHER RIGHTS (1)                UNTIL MATURATION OR PAYOUT
----                    -------------------------               ---------------------------
John J. Shalam         7.1428571364 Units (2)        An initial public offering by Audiovox
                                                     Communications Corp. ("ACC") or an
                                                     acquisition of a controlling interest in ACC

Philip Christopher     7.1428571364 Units (2)        An initial public offering by ACC -- or the plan
                                                     termination date, May 28, 2007

Charles M. Stoehr                 N/A                                       N/A

Patrick M. Lavelle                N/A                                       N/A

Richard A. Madia                  N/A                                       N/A

----------
(1) The awards relate to the Class A Common Stock of Audiovox Communications Corp., (the "Stock") a subsidiary of Audiovox Corporation, which has
      146.666666 shares issued and outstanding. Audiovox Corporation owns 75% of those shares. Each unit is equivalent to one share of Stock.

(2) The value of these appreciation units shall be equivalent to the value of one outstanding share of Stock at such time that the performance criteria is achieved.



                           COMPENSATION OF DIRECTORS

     For their service, members of the Board of Directors who are not our salaried employees receive an annual retainer of $15,000 and $500 for each meeting attended.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of three independent directors, Paul C. Kreuch, Jr., Dennis McManus and Irving Halevy.

                               PERFORMANCE GRAPH


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG AUDIOVOX CORPORATION,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                                         1997         1998        1999        2000         2001        2002
AUDIOVOX CORPORATION                    100.00        73.05      337.59      109.20        81.82      122.44
SIC CODE INDEX                          100.00        75.93       84.07       64.27        64.72       55.98
NASDAQ MARKET INDEX                     100.00       123.61      202.45      168.13       125.82       98.47

                     ASSUMES $100 INVESTED ON NOV. 28, 1997
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING NOV. 30, 2002


     The annual changes for the five year period are based on the assumption that $100 had been invested on December 1, 1997, and that all quarterly dividends were reinvested. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on November 30, 2002.


                    RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board has appointed the firm of KPMG LLP to serve as independent auditors for the fiscal year ending November 30, 2003. KPMG LLP has served as the Company's independent auditors for many years and is considered by management to be well qualified.

     Fees for the last annual financial statement audit, excluding audit related fees, were $1,875,856, and all other fees were $761,300, including fees for non-audit services of $200,000 and audit-related services of $561,300. Non-audit services consisted of tax consultation and compliance services. Audit-related services consisted of audits of financial statements of employee benefit plans and other consulting services.

     One or more representatives of KPMG LLP will be present at this year's Annual Meeting of Shareholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 OTHER MATTERS

     Management does not know of any matters to be presented for action at the meeting other than as set forth in Item 1 of the Notice of Annual Meeting. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their direction.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS


     Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders currently scheduled for May 6, 2004, must be received by the Secretary of the Company not later than February 4, 2004 for inclusion in the proxy statement.


     The proposals must comply with all applicable statutes and regulations.


                   REQUEST TO VOTE, SIGN AND RETURN PROXIES


     If you do not intend to be present at the Annual Meeting of Shareholders on July 24, 2003 please vote the enclosed proxy at your earliest convenience.


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE FURNISHED WITHOUT CHARGE, BY FIRST CLASS MAIL, UPON THE WRITTEN OR ORAL REQUEST OF ANY STOCKHOLDER, INCLUDING ANY BENEFICIAL OWNER, ENTITLED TO VOTE AT THE MEETING. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE ATTENTION OF CHRIS LIS JOHNSON, THE COMPANY'S SECRETARY, 150 MARCUS BOULEVARD, HAUPPAUGE, NEW YORK 11788, TELEPHONE: (631) 231-7750.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     CHRIS LIS JOHNSON
                                     Secretary
                                     Audiovox Corporation


Hauppauge, New York
June 23, 2003


                                                  PROXY BY MAIL                                                Please mark
                                                                                                                your votes  [X]
                               THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS                                  like this


                                    WITHHELD
1. ELECTION OF DIRECTORS.     FOR    FOR ALL    Class A. Stockholder:                        2. In their discretion, the Proxies are
To elect Directors as set                       01 Paul C. Kreuch, Jr. 02 Dennis McManus     authorized to vote upon such other
forth in the Proxy statement  [  ]    [  ]      03 Irving Halevy, 04 Peter A. Lesser         business as may properly come before
                                                                                             the meeting.

                                                Class A and Class B Shareholders:
                                                01 John J. Shalam, 02 Philip Christopher,
                                                03 Charles M. Stoehr, 04 Patrick M. Lavelle,
WITHHELD FOR: (Write that nominee's name in     05 Ann M. Boutcher, 06 Richard A. Madda
the space provided below).



-------------------------------------------

---------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
---------------------------------------------------------------------

---------------------------------------------------------------------------------------------  ===================================


                                                                                                         COMPANY NUMBER:


                                                                                                          PROXY NUMBER:


                                                                                                          ACCOUNT NUMBER:


---------------------------------------------------------------------------------------------  ===================================

SIGNATURE                                                   SIGNATURE                                        DATE
         ---------------------------------------------------          ---------------------------------------     ----------------
NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc. please add full title. (Sign exactly as name appears on this proxy.)
-----------------------------------------------------------------------------------------------------------------------------------
                                             ^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

                                     -------------------------------------------------------------------
                                     [GRAPHIC OMITTED]  VOTE BY TELEPHONE OR INTERNET  [GRAPHIC OMITTED]
                                                         QUICK *** EASY *** IMMEDIATE
                                     -------------------------------------------------------------------


                                                         AUDIOVOX CORPORATION


o  You can now vote your shares electronically through the Internet or the telephone.

o  This eliminates the need to return the proxy card.

o  Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.


TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.audiovox.com


Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.


TO VOTE YOUR PROXY BY MAIL
--------------------------


Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.


TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533


Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.


                                                 PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                                 --------------------------------------------
                                                                 ELECTRONICALLY
                                                                 --------------

     PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                              AUDIOVOX CORPORATION


     The undersigned appoints each of Phillip Christopher and Charles M. Stoehr as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Audiovox Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held July 24, 2003 or any adjournment thereof.



       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)








--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^